March 25, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:	Comcast-Spectacor 401 (k) Plan
File No. 000-50093

Dear Sir of Madam:

We have read Item 4.01 of Form 8-K of Comcast Corporation, Comcast-Spectacor 401 (k) Plan, date March 25, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,